Exhibit 99.1

Tekelec To Acquire Steleus
Acquisition to Strengthen Value-Added Applications Suite
and Expand Global Footprint

Calabasas, CA — August 20, 2004 —Tekelec (NASDAQ: TKLC) today announced it has entered into a definitive agreement to acquire privately held telecommunications solution provider, Steleus Group, Inc. Tekelec, a leading global supplier of telecommunications products for next-generation fixed, mobile and packet networks, is purchasing the company to advance its network and service performance management capabilities, enhance its applications portfolio and extend the company’s global reach.

Steleus is a real-time performance management company that supplies network-related intelligence to telecom operators. Tekelec will purchase 100 percent of Steleus’ outstanding stock for approximately $56 million, consisting of approximately $29 million of cash and $27 million of Tekelec’s stock. The acquisition is expected to close in Tekelec’s fiscal fourth quarter, pending regulatory and contractual requirements.

As strategic partners, Tekelec and Steleus have collaborated on commercial deployments with tier one, two and three operators. The company and its personnel and products will form the cornerstone of Tekelec’s new Communications Software Solutions business unit, which also will include existing Tekelec applications, and will be led by Rick Mace, current president, CEO and Chairman of the Board of Steleus.

According to Fred Lax, Tekelec president and CEO, “Steleus has proven that its software-centric approach reduces time to market for new services and speeds the migration to next-generation networks, while lowering the risk, because operators can monitor the quality of new services immediately. Consequently, operators are able to achieve higher average revenue per user, increase profitability and reduce customer churn. Tekelec has enjoyed a successful partnership with Steleus, delivering value-added solutions to premier operators around the globe, and we have already begun aligning our product roadmaps as part of this relationship.

“As a leading developer of General Packet Radio Services (GPRS) and Voice over Internet Protocol (VoIP) solutions, Steleus reinforces Tekelec’s commitment to offering a wide range of applications to further enhance and differentiate the company’s next-gen switching and signaling product offerings. Steleus supplies key business intelligence applications with which operators can ensure quality of service, detect fraud and analyze customer behavior and service usage.

“With robust real-time monitoring and management capabilities for legacy and next-generation networks, Steleus strengthens our ongoing commitment to supplying value-added applications, providing our customers with critical network, service and customer-related information to drive decision-making, application delivery and enhance the subscriber experience with proactive customer care. Ultimately, with these unparalleled capabilities, operators realize substantial cost savings.

“With a customer base of 100 operators in over 35 countries and operations in the United States, Europe and Asia Pacific, Steleus further enables our global expansion,” Lax concluded.

After closing, on a GAAP basis, Tekelec expects the transaction to reduce its Q4 2004 EPS by approximately $0.01 — $0.02, excluding any potential in-process research and development charge. Tekelec expects the 2004 earnings reduction to include amortization of acquired intangibles and the amortization of deferred compensation totaling approximately $1.0 million, pretax. For 2005, on a GAAP basis, Tekelec expects the transaction to be approximately $0.01 - $0.02 accretive to its EPS. Tekelec expects 2005 expenses to include amortization of acquired intangibles and the amortization of deferred compensation totaling approximately $2.0 million, pretax.

Conference Call

Tekelec will host a conference call to discuss this announcement at 8 a.m. Eastern Time (ET) on August 20, 2004. The call will be webcast live for all investors, and a webcast replay will be available for 90 days. Instructions on how to gain access to the conference call webcast are listed below.

Dial-In Information

Live call dial-in (719)457-2680, Confirmation Code 949663.

Live Webcast

Tekelec will host a live webcast of the conference call on August 20, 2004. To access the webcast, visit Tekelec’s web site located at www.tekelec.com, enter the Investor Relations section and click on the webcast icon.

Telephone Replay

A telephone replay of the call also will be available for one week after the live call by calling, (719)457-0820 and entering the pass code, 949663.

About Tekelec

Tekelec is a leading developer of now and next-generation signaling and switching telecommunications solutions, network monitoring technology, and value-added applications. Tekelec’s innovative solutions are widely deployed in traditional and next-generation wireline and wireless networks and contact centers worldwide. Corporate headquarters are located in Calabasas, California, with research and development facilities and sales offices throughout the world. For more information, please visit www.tekelec.com.

About Steleus

With headquarters in Westford, Mass., and Lyon, France, Steleus is a real-time performance management company whose core business is to supply network-related intelligence to telecom operators. Steleus provides critical network, service and customer-related information that enables telecom operators to retain their customers and increase their profitability. Steleus’ open system generates powerful counters, key indicators (key performance indicators, key quality indicators and key business indicators) and threshold-triggered traffic alarms in real time. Steleus’ leading-edge general packet radio services (GPRS) monitoring solution is already implemented by several customers; and 100 operators in over 35 countries benefit from Steleus solutions. More information on Steleus can be found at www.Steleus.com.

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The Tekelec logo, EAGLE, G-Flex, G-Port, and IP7 are registered trademarks of
Tekelec. Sentinel, TekServer, and TekWare are trademarks of Tekelec. All other trademarks are the property of their respective owners.

Forward-Looking Statements

Certain statements made in this news release are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. There can be no assurance that the Company’s actual future performance will meet the Company’s expectations. As discussed in the Company’s 2003 Annual Report on Form 10-K and other filings with the SEC, the Company’s future operating results are difficult to predict and subject to significant risks and fluctuations. Factors that may cause future results to fluctuate or differ materially from the Company’s current expectations include, among others: overall telecommunications spending, changes in general economic conditions, the timing of significant orders and shipments, the lengthy sales cycle for the Company’s products, the timing of the convergence of voice and data networks, the success or failure of strategic alliances or acquisitions including the success or failure of the integration of Santera and Taqua’s operations with those of the Company, the ability of carriers to utilize excess capacity of signaling infrastructure and related products in their networks, the capital spending patterns of customers, the dependence on wireless customers for a significant percentage and growth of the Company’s revenues, the timely development and introduction of new products and services, product mix, the geographic mix of the Company’s revenues and the associated impact on gross margins, market acceptance of new products and technologies, carrier deployment of intelligent network services, the ability of our customers to obtain financing, the level and timing of research and development expenditures, regulatory changes, and the expansion of the Company’s marketing and support organizations, both domestically and internationally. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contacts:
Mike Attar
Director, Investor Relations, Tekelec
818.880.7821
michael.attar@tekelec.com

U.S. Press Contact:
Joni K. Brooks
Manager, Public Relations, Tekelec
919-461-1065
Joni.Brooks@Tekelec.com

Europe Press Contact:
Virginie Rampon
Marketing Communications Manager, Steleus
+33 4 3749 7561
v.rampon@steleus.com